                                                                     Exhibit 15
                         STATE STREET BOSTON CORPORATION

                 INDEPENDENT ACCOUNTANT'S ACKNOWLEDGMENT LETTER

The Stockholders and Board of Directors
State Street Boston Corporation

We are aware of the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-57359, 33-38672, 33-38671, 33-2882, 2-93157, 2-88641 and
2-68698) and the Post-Effective Amendment No. 2 to Registration Statement (Form S-8 No. 2-68696) pertaining to various stock option and performance share plans, and in the Registration Statement (Form S-3 Nos. 33-32143 and 33-49885) pertaining to the registration of debt securities of State Street Boston Corporation, of our report dated April 12, 1996 relating to the unaudited consolidated interim financial statements of State Street Boston Corporation which are included in its Form 10-Q for the quarter ended March 31, 1996.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                                              ERNST & YOUNG LLP

Boston, Massachusetts
May 10, 1996